UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 31, 2017
(Date of Earliest Event Reported)

Identiv, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California 94538
(Address of principal executive offices, including zip code)

(949) 250-8888
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                            ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 31, 2017, Identiv, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders. The final results for each of the matters submitted to the stockholders at the Company’s 2017 Annual Meeting of Stockholders are as follows:

Proposal 1. The election of Class I directors to serve for a three-year term ending at the annual meeting of stockholders in 2020 and their successors have been duly elected and qualified or until they resign or are removed:

	For	Withheld	Broker Non-Votes
Steven Humphreys	4,076,514	136,457	3,638,159
Nina B. Shapiro	3,951,549	261,422	3,638,159

Proposal 2. To ratify the appointment of Burr Pilger Mayer, Inc., an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending December 31, 2017:

For	Against	Abstain	Broker Non-Votes
7,832,796	15,058	3,276	—

Proposal 3. To vote on a non-binding advisory resolution on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
3,751,109	456,937	4,925	3,638,159

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

June 1, 2017	By:	/s/ Sandra Wallach
Sandra Wallach
Chief Financial Officer